SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 08, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 1.01  Entry into a Material Definitive Agreement.


First National Bank of Chester County has entered into Change of Control, Non-Compete and Non-Disclosure Agreements with the following executive officers:


  Executive Officer                Title                       Date of Agreement
  -----------------                -----                       -----------------

  Michelle E. Venema       EVP Business Banking                     06-13-05
  Anthony J. Poluch        EVP Business Development                 06-08-05
  Linda M. Hicks           EVP Trust and Investment Services        06-10-05


Each of the Agreements will continue in effect as long as the respective executive officer is actively employed by the Bank. Pursuant to the Agreements, should the executive officer's employment be terminated without "cause" as defined in the Agreement, or if the executive officer terminates his or her employment for "good reason" as defined in the Agreement, at any time within two years following a Change of Control, the executive officer will receive certain termination benefits. The termination benefits consist principally of the continuation of the executive officer's then current base salary and fringe benefits for a period of one year from the date of termination and payment of any bonus the executive officer would otherwise be eligible to receive for the one year period following termination.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 22, 2005                            FIRST CHESTER COUNTY CORPORATION


                                              By: /s/ John A. Featherman, III
                                              ----------------------------------
                                              Name:  John A. Featherman, III
                                              Title: CEO & Chairman of the Board